UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.    )

Filed by the Registrant    ☒

Filed by a Party other than the Registrant    ☐

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☐	Preliminary Proxy Statement	☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

SEMPRA ENERGY

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

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☐    Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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2)	Form, Schedule or Registration Statement No.:

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4)	Date Filed:

Notes:

Reg.  (S)  240.14a-101.

SEC  1913  (3-99)

Sempra Energy Shareholders Meeting

Notice & Admission Ticket

COMPANY NUMBER
ACCOUNT NUMBER
CONTROL NUMBER

Important Notice Regarding the Availability of Proxy Materials

for the Sempra Energy Shareholders Meeting to be Held on May 10, 2012

You are receiving this notice that the proxy materials for the annual meeting are available on the Internet. Follow the instructions below to view the materials and vote online or request a copy of the proxy materials. The items to be voted on and location of the annual meeting are on the reverse side. Your vote is important!

This communication is not a form for voting and presents only an overview of the more complete proxy materials which contain important information and are available to you on the Internet or by mail. We encourage you to access and review all of the important information contained in the proxy materials before voting. The Notice of Annual Meeting and Proxy Statement, Proxy Card and Annual Report are available at:

http://www.amstock.com/ProxyServices/Sempra

Easy Online Access — A Convenient Way to View Proxy Materials and Vote

When you go online to view materials, you can also vote your shares.
Step 1:	Go to www.voteproxy.com.
Step 2:	To view your proxy materials, click View Materials Online.
Step 3:	Click on the specific Sempra Energy document you would like to view.
Step 4:	To vote your shares, click Vote Your Online Proxy and follow the instructions. The website will also give you a toll-free telephone number if you wish to vote by telephone.

When you go online, you can also help the environment by consenting to receive electronic delivery of future materials.

Obtaining a Paper or E-mail Copy of the Proxy Materials — If you want to receive a paper or e-mail copy of these documents, you must request one. There is no charge to you for requesting a copy. Please make your request for a copy as instructed on the reverse side of this notice on or before April 26, 2012 to facilitate timely delivery.

Sempra Energy Shareholders Meeting Notice & Admission Ticket

The Sempra Energy 2012 Annual Shareholders Meeting will be held on May 10, 2012 at The Balboa Bay Club & Resort, 1221 West Coast Highway, Newport Beach, California, at 10:00 a.m. Pacific Daylight Time. Directions to the Annual Meeting are located at the end of the Proxy Statement. Upon arrival, please present this admission ticket and photo identification at the registration desk.

Proposals to be voted on at the meeting are listed below, along with the Board of Directors’ recommendations.

The Board of Directors recommends that you vote FOR all of the following director nominees:

1.	Election of Directors: Alan L. Boeckmann, James G. Brocksmith Jr., Donald E. Felsinger, Wilford D. Godbold Jr., William D. Jones, William G. Ouchi, Debra L. Reed, Carlos Ruiz, William C. Rusnack, William P. Rutledge, Lynn Schenk and Luis M. Téllez.

The Board of Directors recommends that you vote FOR the following proposals:

2.	Ratification of Independent Registered Public Accounting Firm.
3.	Advisory Approval of our Executive Compensation.

The Board of Directors recommends that you vote AGAINST the following proposals:

4.	Shareholder Proposal Regarding Independent Board Chairman.
5.	Shareholder Proposal Regarding Sustainability.

PLEASE NOTE: YOU CANNOT VOTE BY RETURNING THIS NOTICE.

To vote your shares, you must vote online, request a paper copy of the proxy materials to receive a proxy card, or call the toll-free number provided at www.voteproxy.com. If you wish to attend and vote at the meeting, please bring this notice with you.

Here is how to order a copy of the proxy materials and select a future delivery preference:

Paper copies: Current and future paper delivery requests can be submitted via the Internet, telephone or email options below.

Email copies: Current and future email delivery requests must be submitted via the Internet following the instructions below. If you request an email copy of current materials, you will receive an email with a link to the materials.

PLEASE NOTE: You must use the numbers in the boxes on the first page of this notice when requesting a set of proxy materials.

g	Internet - To request paper copies, go to www.voteproxy.com and click Request Paper Copies of Materials.
To receive mailings via email, go to www.amstock.com, log in to your account and click Receive Company Mailings via Email.
g	Telephone - To request paper copies by telephone, call us toll-free at 1-888-PROXYNA (1-888-776-9962) from the
United States and Canada or 1-718-921-8562 from other countries.
g	Email - To request paper copies, email your request to: info@amstock.com.

To facilitate timely delivery, all requests for a paper copy of the proxy materials must be received by April 26, 2012.